AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 12th day of June, 2000, between Riverside Ventures, Inc., a Delaware corporation ("Riverside"); Jehu Hand, Esq., the principal stockholder and the sole director and executive officer of Riverside ("Hand"); Alpine Aviation, Inc., a Utah corporation ("Alpine"); and the person listed in Exhibit A hereof who is the record and beneficial owner of all of the outstanding common of Alpine (the "Alpine Stockholder").

          Riverside wishes to acquire all of the outstanding common stock of Alpine in exchange for common stock of Riverside in a transaction qualifying as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Exchange of Stock

                 1.1 Number of Shares. The Alpine Stockholder agrees to transfer to Riverside at the closing (the "Closing") 100% of the outstanding securities of Alpine, which are listed in Exhibit A attached hereto and incorporated herein by reference (the "Alpine Shares"), in exchange for 9,895,000 shares of the one mill ($0.001) par value "unregistered" and "restricted" common voting stock of Riverside.

                 1.2 Delivery of Certificates by Alpine Stockholder. The transfer of the Alpine Shares by the Alpine Stockholder shall be effected by the delivery to Riverside at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank, with all signatures witnessed or guaranteed to the satisfaction of Riverside and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Alpine Stockholder's expense.

                 1.3 Further Assurances. At the Closing and from time to time thereafter, the Alpine Stockholder shall execute such additional instruments and take such other action as Riverside may request in order to exchange and transfer clear title and ownership in the Alpine Shares to Riverside.

                 1.4 Resignation of Present Sole Director and Executive Officer and Designation of New Directors and Executive Officers. On Closing, the sole present director and executive officer of Riverside, Jehu Hand, Esq., shall resign and designate the directors and executive officers nominated by Alpine to serve in his place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Riverside, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be Eugene R. Mallette; Max A. Hansen, Esq.; Bill Distefano; Richard Rowack; and Charles L. Bates.

                 1.5 Amendment of Charter. At or prior to the Closing, the Board of Directors and majority stockholders of Riverside shall have adopted all resolutions required or necessary under the Delaware Corporations Law Annotated to change the name of Riverside to "Alpine Air Express, Inc." or such other or similar name as shall be designated by Alpine.

                 1.6 Assets and Liabilities of Riverside at Closing and Indemnification by Hand. Riverside shall have no material assets and no liabilities at Closing, and all costs incurred by Riverside incident to the Agreement or relating to its obligations hereunder shall have been paid or satisfied. Hand shall indemnify and hold Riverside and Alpine harmless from and against any and all liabilities of any type or nature whatsoever of Riverside, whether presently known or unknown, that relate to any debt, claim, fact, other act or otherwise regarding Riverside that occurred or is based upon any such occurrence relating to Riverside prior to the Closing.

                 1.7 Post-Agreement Quotations of the Reorganized Riverside's Common Stock on the OTC Bulletin Board and/or NASDAQ of the NASD and the SB-2 Registration Statement. In the event that despite the "best efforts" of the parties and their counsel, that the NASD does not grant the reorganized Riverside quotations of its common stock within 45 days of the effective date of an SB-2 Registration Statement that will be filed with the Securities and Exchange Commission within 30 days of the Closing and that will register for resale all of the present outstanding shares of common stock of Riverside and such additional shares as the newly designated Board of Directors of the Reorganized Riverside shall designate, and/or if the SB-2 Registration Statement is not declared effective by the Securities and Exchange Commission on or before 90 days from the Closing, the Alpine Agreement may be terminated and shall be deemed to be null and void, at the sole option of Alpine. If this option is exercised, all stock or other items exchanged under the Agreement shall be returned to the other party or parties that provided any such items, and no party shall have any claim against any other by reason of such termination.

                            Section 2

                             Closing

          The Closing contemplated by Section 1.1 shall be held at the offices of Leonard W. Burningham, Esq., Suite 205 Hermes Building, 455 East 500 South, Salt Lake City, Utah 84111, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

       Representations and Warranties of Riverside and Hand

          Riverside and Hand represent and warrant to, and covenant with, the Alpine Stockholder and Alpine as follows:

                 3.1 Corporate Status. Riverside is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary (Delaware only). Riverside is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations. There is presently no public market for these or any other securities of Riverside. Riverside has done no act or thing that would prevent the Securities and Exchange Commission from granting it an effective SB-2 Registration Statement for the registration and resale of any of the presently authorized and outstanding securities of Riverside, nor that would prevent its securities from being quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the "NASD").

                 3.2 Capitalization. The authorized capital stock of Riverside consists of 20,000,000 shares of one mill ($0.001) par value common voting stock, of which 1,000,000 shares are issued and outstanding, all fully paid and non-assessable; and 1,000,000 shares of one mill ($0.001) par value preferred stock, of which no shares are issued and outstanding. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common stock, preferred stock or other securities of Riverside.

                 3.3 Financial Statements. The financial statements of Riverside furnished to the Alpine Stockholder and Alpine, consisting of audited financial statements for the years ended June 30, 1999 and 1998, attached hereto as Exhibit B and incorporated herein by reference, and unaudited financial statements for the period ended March 31, 2000, attached hereto as Exhibit B-1 and incorporated herein by reference, are correct and fairly present the financial condition of Riverside at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 3.4 Undisclosed Liabilities. Riverside has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit C.

                 3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit C, there have been no (1) changes in financial condition, assets, liabilities or business of Riverside which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Riverside, payments of any dividend or other distribution in respect of any class of stock of Riverside, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to employees.

                 3.6 Title to Property. Riverside has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Riverside are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit C, with respect to which no default exists.

                 3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Riverside, threatened, against or relating to Riverside, its properties or business, except as set forth in Exhibit C. Further, no officer, director or person who may be deemed to be an affiliate of Riverside is party to any material legal proceeding which could have an adverse effect on Riverside (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Riverside.

                 3.8 Books and Records. From the date of this Agreement to the Closing, Riverside will (1) give to the Alpine Stockholder and Alpine or their respective representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that the Alpine Stockholder and Alpine or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Riverside as the Alpine Stockholder and Alpine or their respective representatives may reasonably request.

                 3.9 Tax Returns. Riverside has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Riverside and its representatives will keep confidential any information which they obtain from the Alpine Stockholder or from Alpine concerning the properties, assets and business of Alpine. If the transactions contemplated by this Agreement are not consummated by June 30, 2000, Riverside will return to Alpine all written matter with respect to Alpine obtained by Riverside in connection with the negotiation or consummation of this Agreement.

                3.11 Investment Intent. Riverside is acquiring the Alpine Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Riverside has no commitment or present intention to liquidate Alpine or to sell or otherwise dispose of the Alpine Shares.

                3.12 Corporate Authority. Riverside has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Alpine Stockholder and Alpine or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder, and the sole director adopting and delivering such resolutions is the duly elected and incumbent director of Riverside.

                3.13 Due Authorization. Execution of this Agreement and performance by Riverside hereunder have been duly authorized by all requisite corporate action on the part of Riverside, and this Agreement constitutes a valid and binding obligation of Riverside and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Riverside.

                3.14 Environmental Matters. Riverside has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Riverside. In addition, to the best knowledge of Riverside, there are no substances or conditions which may support a claim or cause of action against Riverside or any of its current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

              3.15 Access to Information Regarding Alpine. Riverside and Hand acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Alpine and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Alpine, and with the legal and accounting firms of Alpine, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 4

       Representations, Warranties and Covenants of Alpine
                   and the Alpine Stockholder

          Alpine and the Alpine Stockholder represent and warrant to, and covenant with, Riverside as follows:

                 4.1 Alpine Shares. The Alpine Stockholder is the record and beneficial owner of all of the Alpine Shares listed in Exhibit A, free and clear of adverse claims of third parties; and Exhibit A correctly sets forth the names, addresses and the number of Alpine Shares respectively owned by the Alpine Stockholder.

                 4.2 Corporate Status. Alpine is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

                 4.3 Capitalization. The authorized capital stock of Alpine consists of 50,000 shares of no par value common voting stock, of which 25,000 shares are issued and outstanding, all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued capital stock or other securities of Alpine.

                 4.4 Financial Statements. The financial statements of Alpine furnished to Riverside, consisting of audited financial statements for the years ended October 31, 1999 and 1998, attached hereto as Exhibit D, and incorporated herein by reference, are correct and fairly present the financial condition of Alpine as of these dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit E, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                 4.5 Undisclosed Liabilities. Alpine has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit E.

                 4.6 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit E, there have been no (1) changes in the financial condition, assets, liabilities or business of Alpine, which in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of Alpine, payment of any dividend or other distribution in respect of the capital stock of Alpine, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

                 4.7 Title to Property. Alpine has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheets, and the properties and assets of Alpine are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit E, with respect to which no default exists.

                 4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of Alpine, threatened, against or relating to Alpine or its properties or business, except as set forth in Exhibit E. Further, no officer, director or person who may be deemed to be an affiliate of Alpine is party to any material legal proceeding which could have an adverse effect on Alpine (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Alpine.

                 4.9 Books and Records. From the date of this Agreement to the Closing, the Alpine Stockholder will cause Alpine to (1) give to Riverside and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Riverside may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Alpine as Riverside may reasonably request.

                4.10 Tax Returns. Alpine has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

                4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), Alpine, the Alpine Stockholder and their representatives will keep confidential any information which they obtain from Riverside concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated by June 30, 2000, Alpine and the Alpine Stockholder will return to Riverside all written matter with respect to Riverside obtained by them in connection with the negotiation or consummation of this Agreement.

                4.12 Investment Intent. The Alpine Stockholder is acquiring the shares to be exchanged and delivered to him under this Agreement for investment and not with a view to the sale or distribution thereof, and the Alpine Stockholder has no commitment or present intention to liquidate the
Riverside or to sell or otherwise dispose of the Riverside shares.   The
Alpine Stockholder shall execute and deliver to Riverside on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Riverside being received under the Agreement in exchange for the Alpine Shares, and receipt of certain material information regarding Riverside, including its 10-SB Registration Statement and all reports filed with the Securities and Exchange Commission during the past 12 months.

                4.13 Corporate Authority. Alpine has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Riverside or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

                4.14 Due Authorization. Execution of this Agreement and performance by Alpine hereunder have been duly authorized by all requisite corporate action on the part of Alpine, and this Agreement constitutes a valid and binding obligation of Alpine and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Alpine, other than required notices.

                4.15 Environmental Matters. Alpine and the Alpine Stockholder have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Alpine or its predecessors. In addition, to the best knowledge of Alpine, there are no substances or conditions which may support a claim or cause of action against Alpine or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Riverside. Alpine and the Alpine Stockholder acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Riverside and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Riverside, and with the legal and accounting firms of Riverside, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

    Conditions Precedent to Obligations of Alpine, the Alpine Stockholder

          All obligations of Alpine and the Alpine Stockholder under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 5.1 Representations and Warranties True at Closing. The representations and warranties of Riverside and Hand contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 5.2 Due Performance. Riverside and Hand shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

                 5.3 Officers' Certificate. Alpine and the Alpine Stockholder shall have been furnished with a certificate signed by the President of Riverside, in such capacity and personally, attached hereto as Exhibit G and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Riverside and Hand contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit B and B-1 hereto), there has been no material adverse change in the financial condition, business or properties of Riverside, taken as a whole.

                 5.4 Opinion of Counsel of Riverside. Alpine and the Alpine Stockholder shall have received an opinion of counsel for Riverside, dated as of the Closing, to the effect that (1) the representations of Sections 3.1, 3.2 and 3.12 are correct; (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 3.5, 3.6 or 3.7; and (3) that the shares of Riverside to be issued to the Alpine Stockholder under this Agreement will, when so issued, be validly issued, fully paid and non- assessable.

                 5.5 Assets and Liabilities of Riverside. Riverside shall have no material assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

                 5.6 Resignation of Sole Director and Executive Officer and Designation of New Directors and Executive Officers. The present sole director and executive officer of Riverside shall resign, and shall have designated the nominees of Alpine as directors and executive officers of the Reorganized Riverside to serve in their place and stead, until the next respective annual meetings of the stockholders and Board of Directors of Riverside, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations, who shall be: Eugene R. Mallette; Max A. Hansen, Esq.; and Bill Distefano.

                 5.7     Name Change of Riverside.  The requirements of
Section 1.5 hereof shall have been fully satisfied at Closing.

                 5.8 Conditions Subsequent. The Closing is subject to the terms and conditions of Section 1.7 hereof, in that this Agreement may be voided at the option of Alpine and the Alpine Stockholder, if the time requirements of that Section are not fully met in a timely fashion, regardless of the "best efforts" of the parties and their legal counsel.

                            Section 6

    Conditions Precedent to Obligations of Riverside and Hand

          All obligations of Riverside and Hand under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

                 6.1 Representations and Warranties True at Closing. The representations and warranties of Alpine and the Alpine Stockholder contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

                 6.2 Due Performance. Alpine and the Alpine Stockholder shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

                 6.3 Officers' and Stockholders' Certificate. Riverside and Hand shall have been furnished with a certificate signed by the President of Alpine, attached hereto as Exhibit H and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of Alpine and the Alpine Stockholder contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit D), there has been no material adverse change in the financial condition, business or properties of Alpine, taken as a whole.

                 6.4 Opinion of Counsel of Alpine. Riverside shall have received an opinion of counsel for Alpine, dated as of the Closing, to the effect that (1) the representations of Sections 4.2, 4.3 and 4.13 are correct; and (2) except as specified in the opinion, counsel knows of no inaccuracy in the representations in 4.6, 4.7 or 4.8.

                 6.5 Books and Records. The Alpine Stockholder or the Board of Directors of Alpine shall have caused Alpine to make available all books and records of Alpine, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Riverside at Closing.

                 6.6 Acceptance by Alpine Stockholder. The terms of this Agreement shall have been accepted by the Alpine Stockholder by the execution and delivery of a copy of the Agreement and related instruments.

                            Section 7

                           Termination

                   Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the sole director of Riverside or Alpine and the Alpine Stockholder if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the sole director of Riverside or Alpine and the Alpine Stockholder if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

                        General Provisions

                 8.1 Further Assurances. At any time, and from time to time after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                 8.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                 8.3 Brokers. Each party represents to the other parties hereunder that except as provided in Exhibit I attached hereto and incorporated herein by reference, no broker or finder has acted for any party in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed the indemnifying party.

                 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Riverside:             24351 Pasto Road, Suite B
                                            Dana Point, California 92629

                         With a copy to:    Jehu Hand, Esq.
                                            Hand & Hand
                                            24351 Pasto Road, Suite B
                                            Dana Point, California 92629

               If to Alpine:                3450 West Jense Parkway
                                            Provo, Utah 84601

                         With a copy to:    Leonard W. Burningham, Esq.
                                            455 East 500 South, #205
                                            Salt Lake City, Utah  84111

               If to the Alpine
               Stockholder:                 To the Address listed in Exhibit A

                 8.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

                 8.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                 8.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

                 8.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided however, that any assignment by any party of any rights under this Agreement without the prior written consent of the other parties shall be void.

                 8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                8.10 Default. In the event of default hereunder, the non-defaulting and prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable costs and expenses incurred in enforcing this Agreement, including attorney's fees and associated costs.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                              RIVERSIDE VENTURES, INC.

Dated: 6/12/00.                    By/s/Jehu Hand
                                   Jehu Hand, Esq., President

Dated: 6/12/00.                     /s/Jehu Hand
                                   Jehu Hand, Esq., Personally

                              ALPINE AVIATION, INC.

Dated: 6/8/00.                      By/s/Eugene R. Mallette
                                    Eugene R. Mallette

                              ALPINE STOCKHOLDER

Dated: 6/8/00.                      /s/Eugene R. Mallette
                                    Eugene R. Mallette

                             AMENDED EXHIBIT A

                                                   Number of Shares
                              Number of Shares        Riverside
                                   Owned of              to be
Name and Address                   Alpine         Received in Exchange
[S]                                 [C]               [C]

Eugene R. Mallette                  21,241            8,407,188
3450 West Jense Parkway
Provo, Utah 84601

The Mallette Family                  2,500              989,500
Limited Partnership
3450 West Jense Parkway
Provo, Utah 84601

Bill Distefano                       1,243              491,979
3450 West Jense Parkway
Provo, Utah 84601

Mark Anderson                           16                6,333
10 West Broadway, Suite 630
Salt Lake City, Utah 84101

                    Total:          25,000            9,895,000

                            EXHIBIT B

                    RIVERSIDE VENTURES, INC.

                   AUDITED FINANCIAL STATEMENTS

                       FOR THE YEARS ENDED

                      JUNE 30, 1999 AND 1998

                     INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Riverside Ventures, Inc.


We have audited the statements of financial position of Riverside Ventures, Inc. ( a development stage company) as of June 30, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and cumulative for the period April 20, 1994 (date of inception) through June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riverside Ventures, Inc. (a development stage company) as of June 30, 1999 and 1998, and the results of its operations, changes in stockholders' equity and cash flows for the period April 20, 1994 (date of inception) through June 30, 1999, in conformity with generally accepted accounting principles.

Bountiful, Utah
July 1, 1999

                          RIVERSIDE VENTURES, INC.
                       (A Development Stage Company)
                     Statements of Financial Position
                          June 30, 1999 and 1998

                                               1999          1998

ASSETS

Current assets-cash                            $  -          $  -

Other assets
  Organization costs, net of accumulated
  amortization of $1,015 and $858                 -             157

     Total assets                               $ -          $  157



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                               $  108       $  -
  Accounts payable - related party                  993          468

     Total current liabilities                    1,101          468

Stockholders' equity
  Preferred stock, $.001 par value;
  1,000,000 shares authorized; no
  shares issued and outstanding

  Common stock, $.001 par value;
  20,000,000 shares authorized;
  1,000,000 shares issued and outstanding         1,000         1,000

  Additional paid-in capital                         15            15

  Accumulated deficit during the
  development stage                              (2,116)       (1,326)

  Total stockholders' equity                     (1,101)         (311)

    Total liabilities and stockholders' equity   $   -        $   157

              See accompanying notes to financial statements

                       RIVERSIDE VENTURES, INC.
                    (A Development Stage Company)
                       Statements of Operations
                  Years Ended June 30, 1999 and 1998
              and Cumulative from Inception to June 30, 1999

                                                                Cumulative
                                                                   From
                                                                 Inception
                                                             (April 20, 1994)
                                                                to June 30,
                                        1999         1998          1999


Revenues                           $       -     $      -     $        -

Operating expenses
  General and administrative               633          108          1,101
  Amortization                             157          204          1,015

Total operating expenses                   790          312          2,116

Net (loss)                          $     (790)  $     (312)  $     (2,116)

Net (loss) per share                 $      -     $     -     $        -

Weighted average number of
  shares outstanding                  1,000,000     1,000,000   1,000,000

                See accompanying notes to financial statements

                      RIVERSIDE VENTURES, INC.
                   (A Development Stage Company)
           Statement of Changes in Stockholders' Equity
      From Inception (April 20, 1994) Through June 30, 1999

                                                       Accumulated
                                                         Deficit
                           Common Stock    Additional   During the
                                             Paid-In    Development
                         Shares     Amount   Capital       Stage      Total
Issuance of common
  stock for cash,
  April 20, 1994         1,000,000  $ 1,000  $   15     $  -         $ 1,015

Net (loss)                     -          -       -        (42)          (42)

Balances at June 30,
1994                     1,000,000    1,000      15        (42)          973

Net (loss)                     -          -       -        (338)        (338)

Balances at June 30,
1995                     1,000,000    1,000      15        (380)         635

Net (loss)                      -         -       -        (320)        (320)

Balances at June 30,
1996                     1,000,000    1,000      15        (700)         315

Net (loss)                      -         -       -        (314)        (314)

Balances at June 30,
1997                     1,000,000     1,000     15      (1,014)           1

Net (loss)                      -         -       -        (312)        (312)

Balances at June 30,
1998                     1,000,000     1,000     15      (1,326)        (311)

Net (loss)                      -         -       -        (790)        (790)

Balances at June 30,
1999                     1,000,000   $ 1,000 $   15     $(2,116)     $(1,101)

             See accompanying notes to financial statements

                          RIVERSIDE VENTURES, INC.
                       (A Development Stage Company)
                          Statements of Cash Flows
                    Years Ended June 30, 1999 and 1998
              and Cumulative from Inception to June 30, 1999

                                                             Cumulative
                                                                From
                                                              Inception
                                                           (April 20, 1994)
                                                             to June 30,
                                          1999      1998        1999
CASH FLOWS FROM OPERATING ACTIVITIES

  Net (loss)                              $(790)    $(312)    $(2,116)

  Add item not requiring the use
   of cash - amortization                   157       204       1,015

  Increase in accounts payable              633       108       1,101

     Net cash flows from operating
     activities                               -         -           -


CASH FLOWS FROM INVESTING ACTIVITIES
  Organization costs                          -         -      (1,015)

     Net cash flows from investing
     activities                               -         -      (1,015)


CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of common stock                        -         -       1,015

     Net cash flows from financing
     activities                               -         -       1,015

Net increase (decrease) in cash               -         -           -

Cash balance at beginning of period           -         -           -

Cash balance at end of period             $   -      $  -     $     -

             See accompanying notes to financial statements

                        RIVERSIDE VENTURES, INC.
                      (A Development Stage Company)
                      Notes to Financial Statements
                    Years Ended June 30, 1999 and 1998


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     The Company was incorporated under the laws of the State of Delaware on April 20, 1994, for the purpose of seeking out business opportunities, including acquisitions. The Company is in the development stage and will be very dependent on the skills, talents, and abilities of management to successfully implement its business plan. Due to the Company's lack of capital, it is likely that the Company will not be able to compete with larger and more experienced entities for business opportunities which are lower risk and are more attractive for such entities. Business opportunities in which the Company may participate will likely be highly risky and speculative. Since inception, the Company's activities have been limited to organizational matters. Organizational costs are amortized on a straight-line basis over five years.


2.   CASH AND CASH EQUIVALENTS

     The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.


3.   RELATED PARTY TRANSACTIONS

     The Company currently receives the use of office space free of charge from an officer of the Company. The fair market value of the office space in the same geographic region is $20 per month.


4.   INCOME TAXES

     The fiscal year end of the Company is June 30th and an income tax return has not been filed. However, if an income tax return had been filed, the Company would have a net operating loss carry forward of $2,116 that would begin expiring in the year 2009.


5.   STOCK OPTION PLAN

     The Company has stock option plans for directors, officers, employees, advisors, and employees of companies that do business with the Company, which provide for non-qualified and qualified stock options. The Stock Option Committee of the Board determines the option price which cannot be less than the fair market value at the date of the grant or 110% of the fair market value if the Optionee holds 10% or more of the Company's common stock. The price per share of shares subject to a Non-Qualified Option shall not be less than 85% of the fair market value at the date of the grant. Options generally expire either three months after termination of employment, or ten years after date of grant (five years if the optionee holds 10% or more of the Company's common stock at the time of grant). No options have been granted under the plan.

                           EXHIBIT B-1

                     RIVERSIDE VENTURES, INC.

                 UNAUDITED FINANCIAL STATEMENTS

               FOR THE PERIOD ENDED MARCH 31, 2000

                           RIVERSIDE VENTURES, INC.
                      (A Company in the Development Stage)

                                 BALANCE SHEETS

                                     ASSETS

                                             June 30,          March 31,
                                               1999              2000

TOTAL ASSETS                                 $                 $

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                        $   108           $   108
     Accounts payable - related party            993             1,730


     TOTAL LIABILITIES                       $ 1,101           $ 1,838

STOCKHOLDERS' EQUITY
Preferred Stock, $.001 par value;
1,000,000 shares authorized; no shares
issued and outstanding

Common Stock, $.001 par value; 20,000,000
shares authorized; 1,000,000 shares issued
and outstanding                                1,000             1,000

Additional paid-in capital                        15                15

Accumulated deficit during the
development stage                             (2,116)           (2,853)


      TOTAL STOCKHOLDERS' EQUITY              (1,101)           (1,838)


TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY   $                 $


  The accompanying notes are an integral part of the financial statements.

                          RIVERSIDE VENTURES, INC.
                    (A Company in the Development Stage)

                          STATEMENTS OF OPERATIONS

                                                               CUMULATIVE
                          FOR THE NINE     FOR THE THREE     FROM INCEPTION
                          MONTHS ENDED     MONTHS ENDED     (April 20, 1994)
                            March 31,        March 31,             TO
                         2000      1999   2000       1999     March 31, 2000


REVENUES                 $         $        $         $            $

OPERATING EXPENSES

  General and
  Administrative            737                                      1,838
  Amortization                        36                12           1,015


TOTAL OPERATING EXPENSES    737                         12           2,853

NET (LOSS)                 (737)     (36)             $(12)        $ (2,853)

NET (LOSS) PER SHARE     $ (Nil)   $(Nil)    $        $(Nil)       $  (Nil)


WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING  1,000,000  1,000,000 1,000,000 1,000,000   1,000,000


                 See accompanying Notes to Financial Statements.

                            RIVERSIDE VENTURES, INC.
                      (A Company in the Development Stage)

                            STATEMENTS OF CASH FLOWS

                                                               CUMULATIVE
                          FOR THE NINE     FOR THE THREE     FROM INCEPTION
                          MONTHS ENDED     MONTHS ENDED     (April 20, 1994)
                            March 31,        March 31,             TO
                         2000      1999   2000       1999     March 31, 2000



CASH FLOWS FROM
OPERATING ACTIVITIES


Net (Loss)               $ (737)   $(36)  $           $ 12       $ (2,853)

  Add item not
  requiring the
  use of cash -
  amortization                       36                 12          1,015

  Increase (decrease)
  in accounts
  payable                   737                                     1,838

  Net cash flows from
  operating activities

CASH FLOWS FROM INVESTING
ACTIVITIES
  Organizational Costs                                             (1,015)


CASH FLOWS FROM FINANCING
ACTIVITIES
   Sale of Common Stock                                             1,015


  Net Cash flows from
  financing activities                                              1,015

NET INCREASE (DECREASE)
IN CASH

CASH BALANCE AT BEGINNING
OF PERIOD

CASH BALANCE AT END OF
PERIOD                   $         $      $           $          $


                 See accompanying Notes to Financial Statements.

                            RIVERSIDE VENTURES, INC.
                     (A Company in the Development Stage)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                March 31, 2000


1.       Comments

         The accompanying financial statements are unaudited, but in the opinion of the management of the Company, contain all adjustments, consisting of only normal recurring accruals, necessary to present fairly the financial position at March 31, 2000, the results of operations for the nine and three months ended March 31, 2000 and 1999, and the cash flows for the nine and three months ended March 31, 2000 and 1999. Reference is made to the Company's Form 10-SB filed on August 11, 1999. The results of operations for the nine and three months ended March 31, 2000 are not necessarily indicative of the results of operations to be expected for the full fiscal year ending June 30, 2000.

                            EXHIBIT C

          None.

                            EXHIBIT D

                      ALPINE AVIATION, INC.

                   AUDITED FINANCIAL STATEMENTS

          FOR THE YEARS ENDED OCTOBER 31, 1999 AND 1998

         See Item 7(a)(1).

                            EXHIBIT E


         None.

                            EXHIBIT F

Riverside Ventures, Inc.
24351 Pasto Road, Suite B
Dana Point, California 92629

Re: Exchange of shares of Alpine Aviation, Inc., a Utah corporation ("Alpine"), for shares of Riverside
          Ventures, Inc., a Delaware corporation ("Riverside" or the "Company")

Dear Ladies and Gentlemen:

          Pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") between the undersigned, Alpine, the sole stockholder of Alpine and Riverside, I acknowledge that I have approved this exchange; that I am aware of all of the terms and conditions of the Agreement; that I have received and personally reviewed a copy of the Agreement and any and all material documents regarding the Company, including, but not limited to Articles of Incorporation, Bylaws, minutes of meetings of directors and stockholders, financial statements and reports filed with the Securities and Exchange Commission during the past 12 months. I represent and warrant that no director or officer of the Company or any associate of either has solicited this exchange; that I am an "accredited investor" as that term is known under the Rules and Regulations of the Securities and Exchange Commission (see
Exhibit 1 hereto); and/or, I represent and warrant that I have sufficient knowledge and experience to understand the nature of the exchange and am fully capable of bearing the economic risk of the loss of my entire cost basis.

          I further understand that immediately prior to the completion of the Plan, Riverside had little, if any assets, of any measurable value, and that in actuality, the completion of the Agreement and the exchange of my shares of Alpine for shares of Riverside results in a decrease in the actual percentage of ownership that my shares of Alpine represented in Alpine prior to the completion of the Plan.

          I understand that you have and will make books and records of your Company available to me for my inspection in connection with the contemplated exchange of my shares, options or warrants, and that I have been encouraged to review the information and ask any questions I may have concerning the information of any director or officer of the Company or of the legal and accounting firms for the Company. I understand that the accountant for the Company is Thurman Shaw & Co., LC, Certified Public Accountants, 215 South State Street, Salt Lake City, Utah 84111, Telephone 801-359-2428; and that legal counsel for Riverside is Jehu Hand, Esq., Suite B, 24351 Pasto Road, Dana Point, California 92629, Telephone 949-489-2400; Mr. Hand is also the sole director and executive officer of Riverside.

          I also understand that I must bear the economic risk of ownership of any of the Riverside shares, options or warrants for a long period of time, the minimum of which will be one (1) year, as these shares are "unregistered" shares and may not be sold unless any subsequent offer or sale is registered with the United States Securities and Exchange Commission or otherwise exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), or other applicable laws, rules and regulations.

          I intend that you rely on all of my representations made herein and those in the personal questionnaire (if applicable) I provided to Alpine for use by Riverside as they are made to induce you to issue me the shares of Riverside under the Plan, and I further represent (of my personal knowledge or by virtue of my reliance on one or more personal representatives), and agree as follows, to-wit:

          1. That the shares being acquired are being received for investment purposes and not with a view toward further distribution;

          2. That I have a full and complete understanding of the phrase "for investment purposes and not with a view toward further distribution";

          3. That I understand the meaning of "unregistered" shares and know that they are not freely tradeable;

          4. That any stock certificate issued by you to me in connection with the shares being acquired shall be imprinted with a legend restricting the sale, assignment, hypothecation or other disposition unless it can be made in accordance with applicable laws, rules and regulations;

          5. I agree that the stock transfer records of your Company shall reflect that I have requested the Company not to effect any transfer of any stock certificate representing any of the shares being acquired unless I shall first have obtained an opinion of legal counsel to the effect that the shares may be sold in accordance with applicable laws, rules and regulations, and I understand that any opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, I understand that the exemption covered by any opinion must in fact be applicable to the shares;

          6. That I shall not sell, offer to sell, transfer, assign, hypothecate or make any other disposition of any interest in the shares, options or warrants being acquired except as may be pursuant to any applicable laws, rules and regulations;

          7. I fully understand that my shares which are being exchanged for shares of the Company are "risk capital," and I am fully capable of bearing the economic risks attendant to this investment, without qualification; and

          8. I also understand that without approval of counsel for Riverside, all shares of Riverside to be issued and delivered to me in exchange for my shares of Alpine shall be represented by one certificate only and which such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof:

          The shares, options or warrants of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Act.

          Any request for more than one stock certificate must be accompanied by a letter signed by the requesting stockholder setting forth all relevant facts relating to the request. Riverside will attempt to accommodate any stockholders' request where Riverside views the request is made for valid business or personal reasons so long as in the sole discretion of Riverside, the granting of the request will not facilitate a "public" distribution of unregistered shares of Riverside.

          You are requested and instructed to issue a stock certificate as indicated in Exhibit 2 hereof.

          Dated this 8th day of June, 2000.

                              Very truly yours,

                              /s/ Eugene R. Mallette

                            EXHIBIT 2

                        Eugene R. Mallette
                     3450 West Jense Parkway
                        Provo, Utah 84601



To Whom It May Concern:

     I hereby give the following securities to the following persons who are relatives or close personal friends that I have known for no less than 10 years, subject to the following conditions:

     1. That the issuance and deliver of the stock certificates to represent these shares shall be registered with the Securities and Exchange Commission and be subject to an effective registration statement covering such issuance and delivery; and,

     2. That regardless of any such registration, the donees shall be receiving these securities for "investment purposes" and that resales thereof shall be made in total compliance with the terms and provisions of Rule 144 of the Securities and Exchange Commission, with each stock certificate issued to each donee to bear an appropriate "restrictive" legend indicating these restrictions.

1 X 5,000      Adeline Voldseth
               Lennep, Rt
               Martinsdale, MT 59053

1 X 5,000      Bill & Nancy Doyle
               126 Westwood Land
               Kalispell, MT 59901

1 X 5,000      Dorene Maixner
               236 Waterford Drive
               Butte, MT 59701

1 X 5,000      Katie Mallette
               5796 Angie Ct.
               Parker, CO 80134

1 X 5,000      Kelly & Marcie McMullan
               805 Park Ave.
               Boone, IA 50036

1 X 5,000      Kristen Mallette
               5796 Angie Ct.
               Parker, CO 80134

1 X 5,000      Margaret Maixner
               1118 Sampson
               Butte, MT 59701

1 X 5,000      Mike & Dana Maixner
               345 Chickasaw Ct.
               Jacksonville, FL 32259

1 X 5,000      Sarah Mallette
               5796 Angie Ct.
               Parker, CO 80134

1 X 5,000      Tom and Alice Gregoire
               17311 Cedar Rd.
               Lake Oswego, OR 97034

1 X 1,000      Amy & Jeff Castro
               242 Browns St.
               Bettendorf, IA 52722

1 X 1,000      Andrew Maixner
               345 Chicksaw Ct.
               Jacksonville, FL 32259

1 X 1,000      Brent Gregoire
               28015 Camino Del Rio
               San Juan Capistrano, CA 92675

1 X 1,000      Brian Gregoire
               623 Via Del Campo
               San Marcos, CA 92069

1 X 1,000      Carol Ann Gregoire
               8191 Ships Curve Lane
               Springfield, VA 22153

1 X 1,000      Chris & Kelly Clark
               133 S. 200 East
               Lindon, Utah 84042

1 X 1,000      D. J. Schnee, Jr.
               730 Hill
               Shelby, MT 59474

1 X 1,000      Dan Marcon
               3250 S. Blvd.
               Idaho Falls, ID 83402

1 X 1,000      Dave Dart
               P. O. Box 5065
               Kailua Kona, HI 96745

1 X 1,000      Dick Torkildson
               629 Leslie Ave.
               Helena, MT 59601

1 X 1,000      Don Stocker
               #11 Jackson Cr. Rd.
               Clancy, MT 59634

1 X 1,000      Gary & Barb Harmon
               110 E. Granite Ave.
               Shelby, MT 59474

1 X 1,000      Gene & Krysti Doyle
               1311 N. W. Island Dr.
               N W Poulsbo, WA 98370-8104

1 X 1,000      Jess Pellett
               1216 McDonald #A
               Missoula, MT 59801

1 X 1,000      J'neanne & Gene Theus
               17311 SW Cedar Rd.
               Lake Oswego, OR 97034

1 X 1,000      Joe & Diane Gregoire
               5375 Washington Ct.
               Lake Oswego, OR 97035

1 X 1,000      Joe Estenson
               1377 Bighorn Rd.
               Helena, MT 59602

1 X 1,000      Lynn & Mark Richardson
               730 S. 1650 East
               Spanish Fork, UT 84660

1 X 1,000      Marie Walsh
               P. O. Box 579
               East Helena, MT 59635

1 X 1,000      Mary Ann Harwood
               678 Hill Street
               Shelby, MT 59474

1 X 1,000      Mary Pat McMullan
               805 Park Ave.
               Boone, IA 50036

1 X 1,000      Max & Kathy Mallette
               218 E. Cascade Ave.
               Shelby, MT 59474

1 X 1,000      Max & Patti Hansen
               P. O. Box 1301
               Dillon, MT 59725

1 X 1,000      Maxine & Wayne Van Dine
               16513 190th Ave. N.E.
               Woodenville, MT 98072

1 X 1,000      Mike McMullan
               805 Park Ave.
               Boone, IA 50036

1 X 1,000      Pat & Sandy Doyle
               340 Kings Way
               Kalispell, MT 59901

1 X 1,000      Patrick Maixner
               345 Chicksaw Ct.
               Jacksonville, FL 32259

1 X 1,000      Ray Gregorie
               5552 Yorkshire Pl
               Lake Oswego, OR 57035

1 X 1,000      Tom & Jeannie Robinson
               20212 108th Ave. NE
               Bothell, WA 98011

1 X 500        Cathy Orehoski
               1701 N. Sagehen Rd.
               Orem, UT 84057

1 X 500        Daria Jones
               93 East 350 North
               Orem, UT 84057

1 X 500        Dave & Joan Hardy
               2116 Clark
               Billings, MT 59102

1 X 500        Dick & Kathy Walsh
               5805 San Sonead Tr
               Billings, MT 59106-1020

1 X 500        Ed & Franki Browning
               C/O Red Baron Restaurant
               Alpine, WY 83128

1 X 500        Frank & Mary Ciez
               1022 Stagecoach Tr
               Ronam, MT 59864-9550

1 X 500        Fred & Linda Ross
               401 23rd N.E.
               E. Wenatchee, WA 98801

1 X 500        Larry Schofield
               SLC Int'l Airport
               AMF Box 22862
               Salt Lake City, Utah 84122-0862

1 X 500        Lillian Pellett
               211 E. Teton Ave.
               Shelby, MT 59474

1 X 500        Lorraine Nicholson
               3534 S. 194th Street
               Seatac, WA 98188

1 X 500        Mark S. Mezger
               203 Mazdell Way
               Woodland, CA 95695

1 X 500        Mike & Michelle Stevenson
               950 Mellot Lane
               Missoula, MT 59802

1 X 500        Nancy Oreskovich
               269 S. Beverly
               Beverly Hill, CA 90212

1 X 500        Pat & Colleen McCutcheon
               7 Cloverview Drive
               Helena, MT 59601

1 X 500        Pat & Edna Cahill
               5530 Gene Sarazen Dr.
               Billings, MT 59106

1 X 500        Pete & Audrey Carter
               1755 Canyon Rd.
               Springville, UT 84663

1 X 500        Ray & Sue Walsh
               3231 Rustic Villa
               Kingswood, TX 77345

1 X 500        Sheila Mello
               19883 Summetset Ln
               Parker, CO 80134

1 X 500        Simon O'Hanion
               12192 Florida
               Aurora, CO 80012

1 X 500        Steve Bennett
               P. O. Box 1516
               Columbia Falls, MT 59912

1 X 500        Terry & Janet Bresnahan
               1650 Newport
               Denver, CO 80220

1 X 500        Tim & Sarah Kelly
               11 Wood Ct.
               Helena, MT 59601

1 X 500        Tom & Janeen McCarvel
               626 N. Benton Ave.
               Helena, MT 59601

1 X 500        Tom & Sharon Walsh
               9000 Pickering Lane
               Missoula, MT 59808

1 X 500        Tony & Jan Hunthausen
               14042 College Street
               Westminster, CA 92683

1 X 200        Al & Joanne Luzietti
               30856 Agoura Rd. G15
               Agoura Hills, CA 91301

1 X 200        Annie McGahee
               3911 Jewell
               San Diego, CA 92109

1 X 200        Archbishop (ret.) Hunthausen
               c/o Marie Walsh
               313 W. Groschell
               East Helena, MT. 59635

1 X 200        Art & Bernie Kramish
               9724 Cherokee Lane
               Leawood, KS 66206

1 X 200        Art Hunthausen
               6 Woodcourt
               Helena, MT 59601

1 X 200        Bill & Joan Cote
               602 Red Deer Rd.
               Franktown Co 80116

1 X 200        Bill & Karen Spencer
               2864 Spruce
               Geneva, IL 60134

1 X 200        Bill Woon
               631 Wilder
               Helena, MT 59601

1 X 200        Bob & Bernie Sturm
               1111 East 4th Street
               Anaconda, MT 59711

1 X 200        Bob & Kathy Porter
               6293 Northwoods Glenn Drive
               Parker, CO 80134

1 X 200        Bob & Mary Mikes
               7501 Nuthatch Cir
               Parker, CO 80134

1 X 200        Bob Button
               c/o Button Trans. Inc.
               8034 Shrooder Rd.
               Dixon, CA 95620

1 X 200        Bobby Morrelli
               7828 Foxwood Place
               Las Vegas, NV 89145

1 X 200        Bobby Orehoski
               1701 N. Sagehen Rd.
               Orem, UT 84057

1 X 200        Carmen Barnagan
               430 E. 86th Street, Apt 17H
               New York City, NY 10028

1 X 200        Charles L. & Ellen Bates
               1143 S. 800 E.
               Mapleton, UT 84664

1 X 200        Chris & Sheryl Dowling
               1914 N. 50 West
               Orem, Utah 84057

1 X 200        Cheryl & Ken Prevot
               6004 N. Belmont Way
               Parker, CO 80134

1 X 200        Craig Snyder
               c/o Howard, Lewis & Peterson
               120 E. 300 N.
               Provo, Utah 84601

1 X 200        Dan Dart
               816 W. Maryland Lane
               Laurel, MT 59044

1 X 200        Dan Shumway
               Provo Minicipal Airport-Asst Mgr.
               Provo, Utah 84601

1 X 200        Daryl & Ruth Roberson
               3 Wood Creek Dr.
               Taylors, SC 29687

1 X 200        Dave & Claire Leonard
               5588 Ponderosa Dr.
               Parker, CO 80134

1 X 200        Dave Bruck
               525 S. Harris
               Helena, MT 59601

1 X 200        Dave Choquett
               10151 Eshamy Bay Dr.
               Anchorage, AK 99515

1 X 200        Dave Fagaoga
               Aviation Dr. Provo Airport
               Provo, Utah 84601

1 X 200        Dave Jewitt
               10700 S. W. Beaverton Suite #465-Bldg #2
               Beaverton, OR 97005

1 X 200        David & June Voldseth
               Lennep, Rt.
               Martinsdale, MT 59053

1 X 200        Dean Englestead
               136 N. Main Street
               Panguitch, Utah 84759

1 X 200        Dennis L. Goodheart
               1179 Toole Ct.
               Billings, MT 59105

1 X 200        Dick & Mary Lou Meerian
               601 S. Hanover Street
               Hanover, KS 66945-8859

1 X 200        Dick Sonju
               2902 Hwy. 93N
               Kalispell, MT 59901

1 X 200        Don Bussell (Buddy)
               1537 Haven Crest Dr.
               Powder Springs, GA 30127

1 X 200        Donna & Paul Krause
               2349 Rolling Hills Dr.
               Clarkston, WA 99403

1 X 200        Donna Maixner
               931 Longview Drive
               Missouri Valley, IA 51555

1 X 200        Dorthy Walsh
               608 Maple
               Anaconda, MT 59711

1 X 200        Dru Dunning
               225 NE Walker Ct.
               Roseberg, OR 97470

1 X 200        E. Jim Opitz
               920 Vallejo
               Helena, MT 59601

1 X 200        Ed & Maureen Durzay
               1216 W. Park Ave.
               Anaconda, MT 59711

1 X 200        Fr. Ed Stupca
               Box 17
               Sheridan, MT 49649

1 X 200        Fr. Gene Peoples
               c/o Carrol College
               1601 N. Benton Ave.
               Helena, MT 59625-0002

1 X 200        Fr. Jack Huntausen
               c/o Marie Walsh
               313 W. Groschell
               East Helena, MT 59635

1 X 200        Fred Murphy
               5692 S. Blake Drive
               Kearns, Utah 84118

1 X 200        Gary & Marilyn Voldseth
               Lennep, Rt.
               Martinsdale, MT 59053

1 X 200        Gene & Peg Walsh
               1818 Hamburg
               Anaconda, MT 59711

1 X 200        Gennifer Mello
               19883 Summetset Ln.
               Parker, CO 80134

1 X 200        George Roberts
               41 Munster Dr.
               Bella Vista, AR 72715

1 X 200        Georgia Anne Maixner
               Homestead Health Care
               54th & LaSalle
               Lincoln, NE 68516

1 X 200        Glen Johnson
               c/o AAA Trading
               402 W. Center
               Provo, Utah 84601

1 X 200        Hal Taylor
               c/o I.R.S. m/s 1547
               50 S. 200 East
               Salt Lake City, Utah 84111

1 X 200        Hank Burgess
               1506 Leslie Ave.
               Helena, MT 59601

1 X 200        Hildy Narowetz
               P. O. Box 235
               Limon, Co 80828

1 X 200        Jay & Pillar Sweaney
               372 Volley Ct.
               Arnold, MD 21012

1 X 200        Jeanne & Johnny Stergar
               701 W. 3rd
               Anaconda, MT 59711

1 X 200        Jim Grady
               120 Hilltop Rd.
               Silverspring, MD 20910

1 X 200        Jim Pellett
               c/o Montana Bar
               Main Street
               Shelby, MT 59474

1 X 200        Joe Etchart
               P. O. Bos 429
               Glasgow, MT 59230

1 X 200        Joe Hammond
               241 Beverly Ave.
               Missoula, MT 59801

1 X 200        Joe Steckly
               7311 S. Delaware Ct.
               Littleton, CO 80120

1 X 200        Joe Thibodeau
               155 S. Madison, Suite #209
               Denver, CO 80209

1 X 200        John & Melanie Mavros
               14911 Yucca Ave.
               Irvine, CA 92606

1 X 200        John Muszala
               c/o Pacific Fighters
               Fanning Field
               Idaho Falls, ID 83401

1 X 200        Joy Barton
               543 N 80th
               Seattle, WA 98110

1 X 200        Julie Morton
               426 Hilltop Ave.
               Kalispell, MT 59901

1 X 200        Julie Webster O'Reily
               838 5th ave.
               Los Angeles, CA 90005

1 X 200        Karen Hammel
               548 3rd St.
               Helena, MT 59601

1 X 200        Karen Orehoski
               1701 N. Sagehen Rd.
               Orem, Utah 84057

1 X 200        Kenny Voldseth
               Main Street
               Martinsdale, MT 59053

1 X 200        Kevin Hammond
               3700 Snowdrift Lane
               Missoula, MT 59802

1 X 200        Kim Orehoski
               1701 N. Sagehen Rd.
               Orem, Utah 84057

1 X 200        Lavon Barnby
               P. O. Box 2092
               Kamukla, HI 96743

1 X 200        Leon Garner
               P. O. Box 49
               Preston, ID 93263

1 X 200        Loretta Rotellini Hammond
               21515 Blackhorn Dr.
               Missoula, MT 59803

1 X 200        Lorie Filo-Jones
               2200 Las Brisas Way, Apt 506
               Sierra Vista, AZ 85635

1 X 200        Louis & Elda Vejraska
               P. O. Box 588
               Omak, WA 98841

1 X 200        Lucille Davis
               19701 48th Ave. W., Apt 202
               Lynnwood, WA 98036-5580

1 X 200        Marc & Dorie Choquette
               5921 Lund St
               Juneau, AK 99801

1 X 200        Mary Jane Mead
               7475 E. Lakeshore Dr.
               Parker, CO 80134

1 X 200        Maurice & Lucy Ferrat
               191 Ferral Ln
               Toston, MT 59643

1 X 200        Mike & Lorna Lang
               P. O. Box 104
               Malta, MT 59538-0104

1 X 200        Nancy Stearns
               545 Kingswood
               Eugene, OR 97405

1 X 200        Nick Porter
               6293 Northwoods Glenn Dr.
               Parker, CO 80134

1 X 200        Niel Connole
               513 State Street
               Helena, MT 59601

1 X 200        Norman & June Voldseth
               Lennep, Rt.
               Martinsdale, MT 59053

1 X 200        Paul & Cathy Schulte
               POB 135
               Wolf Creek, MT 59648

1 X 200        Paul Wachholz
               P. O. Box 1475
               Kalispell, MT 59901

1 X 200        Pete & Margaret McCann
               6439 N. Lakewind Cir
               Parker, CO 80134

1 X 200        Pete Jansen
               370 E. Teton Ave. #37
               Shelby, MT 59474

1 X 200        Randy Richards
               1439 East Northridge Dr.
               Bountiful, Utah 84010

1 X 200        Reynelda Maixner
               5523 SW 25th Street
               Topeka, KS 66614

1 X 200        Richard L. Stang
               Box 1056
               Plains, MT 59859

1 X 200        Richard Rowack
               8526 Lt. William Clark Rd.
               Parker, CO 80134

1 X 200        Rick Streett
               1230 Londonberry Ave.
               Idaho Falls, ID 83404

1 X 200        Ron & Janice King
               1728 Moore Lane
               Orem, Utah 84057-2215

1 X 200        Ronnie Voldseth
               Lennep, Rt.
               Martinsdale, MT 59053

1 X 200        Ross Hansen
               Sheep Creek Rd.
               Dell, MT 59724

1 X 200        Roy G. Ereaux
               Box 1287
               Malta, MT 59538

1 X 200        Sam Taylor
               c/o Times Independent
               Moab, Utah 84532

1 X 200        Sark Barakat
               c/o Mountain Motors
               5th W. 3rd S.
               Provo, Utah 84601

1 X 200        Scott Adams
               2150 S. 950 East
               Provo, Utah 84606-6285

1 X 200        Shane Quintana
               5244 Firwood Rd.
               Lake Oswego, OR 97305

1 X 200        Sisters of Charity
               4200 S. 4th
               Leavenworth, KS 66048-5054

1 X 200        Sr. Edna Huntausen
               Catholic Church
               Browning, MT

1 X 200        Steve & Claudia Weirich
               8659 E. Summit Rd.
               Parker, CO 80138

1 X 200        Steve & Lucy Ruduski
               544 Hilltop Dr.
               Bayfield, CA 81122

1 X 200        Steve Hayden
               c/o Kings Avionics
               176 N. 220 Airport Bldg. #4
               Salt Lake City, Utah 84116

1 X 200        Susan Rice
               c/o Norman Voldesth
               Lennep Rt.
               Martinsdale, MT 59053

1 X 200        Theresa Dunning
               225 NE Walker Dt.
               Roseberg, OR 97470

1 X 200        Todd Guelich
               c/o Airsure, Ltd.
               25548 Genesse Tr. Rd.
               Golden, CO 80401

1 X 200        Tom & Donetta Antonovich
               100 Garland
               Kalispell, MT 59901

1 X 200        Tom Root
               P. O. Box 544
               Kalispell, MT 59903

1 X 200        Tom Tobin
               2055 Corner Creek Ln.
               Jackson, WY 83001

1 X 200        Tony & Harriot Hunthausen
               404 W. Groschell
               East Helena, MT 59635

1 X 200        Ty Dunning
               c/o Theresa Dunning
               225 N E Walker Ct.
               Roseberg, OR 97470

1 X 200        William Curtis
               1900 Pyndall Circle
               Hampton, VA 23663

          Dated this 30th day of August, 2000.

                              Very truly yours,

                              THE MALLETTE FAMILY
                              LIMITED PARTNERSHIP

                              By /s/ Eugene R. Mallette
                              The Mallette Management Trust,
                              General Partner

                              /s/ Eugene R. Mallette, Trustee

          Dated this 12th day of June, 2000.

                         Very truly yours,

                         /s/ Mark D. Anderson

                            EXHIBIT 2

          All shares are to be issued in one certificate in the name of Mark
D. Anderson.

          Dated this 24th day of June, 2000.

                         Very truly yours,

                         /s/ Bill Distefano

                           EXHIBIT 2

            All shares are to be issued in one certificate in the name of Bill Distefano.

                           EXHIBIT G

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Riverside Ventures, Inc., a Delaware corporation ("Riverside"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Riverside and Alpine Aviation, Inc., a Utah corporation ("Alpine"), and the sole stockholder of Alpine (the "Alpine Stockholder"), to-wit:

          1. That he is the President of Riverside and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Alpine and the Alpine Stockholder;

          2. Based upon his personal knowledge, information, belief and opinions of counsel for Riverside regarding the Agreement:

              (i) All representations and warranties of Riverside contained within the Agreement are true and correct;

             (ii) Riverside has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Riverside as set forth in its financial statements for the years ended June 30, 1999 and 1998 and the period ended March 31, 2000, except as set forth in Exhibit C to the Agreement.


                              RIVERSIDE VENTURES, INC.


                              By/S/Jehu Hand
                                   Jehu Hand, Esq., President

                                  /s/Jehu Hand
                                  Jehu Hand, Esq., Personally

                            EXHIBIT H

                CERTIFICATE OF OFFICER PURSUANT TO

               AGREEMENT AND PLAN OF REORGANIZATION

          The undersigned, the President of Alpine Aviation, Inc., a Utah corporation ("Alpine"), represents and warrants the following as required by the Agreement and Plan of Reorganization (the "Agreement") between Alpine, its sole stockholder (the "Alpine Stockholder") and Riverside Ventures, Inc., a Delaware corporation ("Riverside"), to-wit:

          1. That he is the President of Alpine and has been authorized and empowered by its Board of Directors to execute and deliver this Certificate to Riverside;

          2.   Based on his personal knowledge, information, belief:

              (i) All representations and warranties of Alpine contained within the Agreement are true and correct;

             (ii) Alpine has complied with all terms and provisions required of it pursuant to the Agreement; and

            (iii) There have been no material adverse changes in the financial position of Alpine as set forth in its financial statements for the years ended October 31, 1999 and 1998, except as set forth in Exhibit E to the Agreement.

                              ALPINE AVIATION, INC.


                              By/S/Eugene R. Mallette
                                   Eugene R. Mallette

                            AMENDED EXHIBIT I

          Smith Consulting Services, Inc., a Utah corporation and financial consultant to Alpine ("SCS"), shall be issued 105,000 shares of "restricted securities" of the Reorganized Riverside, which shall be the balance of the fees due and owing to SCS by Alpine in connection their Letter Agreement dated October 5, 1999, regarding the negotiation and consumption of the Agreement, with SCS having acquired an aggregate of 890,000 shares from certain principal stockholders of Riverside and being required to include 53,850 of the pre-Agreement outstanding shares of Riverside in arriving at its fee, for an aggregate of 1,048,850 shares or 9.5% of the post-Agreement outstanding shares of the Reorganized Riverside.